UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[x]   Soliciting Material Pursuant to Section 240.14a-12

                           SENTINEL GROUP FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.)   Title of each class of securities to which transaction applies:
      2.)   Aggregate number of securities to which transaction applies:
      3.)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
      4.)   Proposed maximum aggregate value of transaction: 5.) Total fee paid:

FEDERATED INVESTORS' MUTUAL FUNDS TO ACQUIRE $93 MILLION IN MUNICIPAL FUND ASSETS FROM SENTINEL FUNDS

      (Pittsburgh, Pa., June 22 2006) -- Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today announced a definitive agreement with Sentinel Asset Management, Inc. under which three Federated mutual funds would acquire approximately $93 million in mutual fund assets from three Sentinel mutual funds. The announcement was made by J. Christopher Donahue, president and chief executive officer of Federated, and Christian W. Thwaites, president and chief executive officer of Sentinel.

      Federated New York Municipal Income Fund, Federated Pennsylvania Municipal Income Fund and Federated Municipal Securities Fund would acquire the assets of the $28 million Sentinel New York Tax-Free Income Fund, the $22 million
Sentinel Pennsylvania Tax-Free Trust and the $43 million Sentinel Tax-Free Income Fund, respectively.

      "The Board recommended Federated because the Sentinel municipal bond fund shareholders will benefit from the scale and depth of Federated's tax-exempt management capabilities," Thwaites said. "We will, of course, continue to advise our clients and funds in our core asset classes."

      The boards of directors of the Federated funds and the Sentinel funds unanimously approved the planned transaction, which is now subject to the approval of Sentinel fund shareholders. It is anticipated that the Sentinel shareholder meeting to approve these proposed transactions will be held in October 2006.

      "Acquisitions of this type allow Sentinel shareholders to leverage Federated's investment expertise, competitive performance and product breadth. Federated fund shareholders also benefit from the increase in assets to the existing funds. Federated continues to seek opportunities like this one in order to grow our assets under management ," Donahue said.

      The financial terms of the definitive agreement were not disclosed. A preliminary proxy related to the transaction is expected to be filed with the U.
S. Securities and Exchange Commission in June 2006.

      The Sentinel transaction represents Federated's fourth planned acquisition of stock or bond fund assets this year. Most recently, Federated announced that it had reached a definitive agreement to acquire Cambridge, Mass.-based MDT Advisers, a leading quantitative equity manager.

FEDERATED INVESTORS, INC. is one of the largest investment managers in the United States, managing more than $217 billion in assets as of March 31, 2006. With 140 mutual funds, various separately managed accounts options and closed-end funds, Federated provides comprehensive investment management to nearly 5,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. For more information, visit FederatedInvestors.com.

SENTINEL ASSET MANAGEMENT, INC., a member of the National Life Group, is headquartered in Montpelier, Vermont, with offices in New York City and San Francisco. The firm manages over $18 billion in assets as of Dec. 31, 2005, including those of the National Life Group and the Sentinel funds. The Sentinel funds, established in 1934, now comprises sixteen portfolios including equity, fixed-income, balanced, and money market strategies. Grail Partners LLC of Boston advised Sentinel in the transaction.

                                       ###

FOR MORE COMPLETE INFORMATION ABOUT FEDERATED FUNDS, PLEASE VISIT FEDERATEDINVESTORS.COM FOR PROSPECTUSES. FOR MORE COMPLETE INFORMATION ABOUT THE SENTINEL FUNDS, PLEASE VISIT WWW.SENTINELFUNDS.COM. YOU SHOULD CONSIDER THE FUND'S INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES CAREFULLY BEFORE YOU INVEST. INFORMATION ABOUT THESE AND OTHER IMPORTANT SUBJECTS IS IN THE FUND'S PROSPECTUS, WHICH YOU SHOULD READ CAREFULLY BEFORE INVESTING.

Past performance is no guarantee of future results.

Mutual funds are subject to risks and fluctuate in value.

Separately Managed Accounts are available through Federated Investment Counseling, a registered investment advisor.

Income from municipal funds may be subject to the federal alternative minimum tax and state and local taxes.

Federated Securities Corp. is the distributor of Federated funds.

Sentinel Financial Services Company is the distributor of Sentinel funds.

Certain statements in this press release, such as those related to asset growth and acquisition activity, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company or industry results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the ability of Federated to identify and complete suitable acquisitions and the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be impacted as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated New York Municipal Income Fund and Federated Pennsylvania Municipal Income Fund, both portfolios of Federated Municipal Securities Income Trust (ICA No. 811-6165) and Federated Municipal Securities Fund, Inc. (ICA No. 811-2677) (collectively, "Federated funds"), together with the Sentinel New York Tax-Free Income Fund, the Sentinel Tax-Free Income Fund, both series of Sentinel Group Funds, Inc. and the Sentinel Pennsylvania Tax-Free Trust (collectively, the "Sentinel funds"), will file a proxy statement/prospectus and other relevant documents concerning the planned transitions with the United States Securities and Exchange Commission (the "SEC"). INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PLANNED TRANSITION, OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSITION AND RELATED MATTERS. Investors will be able to obtain these documents free of charge at the SEC website, www.sec.gov. In addition, documents filed with the SEC by the Federated funds, when effective, will be available free of charge at 1-800-341-7400. Documents filed with the SEC by the Sentinel funds will be available free of charge, when effective, at 1-800-282-3863 or www.sentinelfunds.com.